EXHIBIT 31.1

CERTIFICATION PURSUANT TO RULE 13a-14(a) OR RULE 15d-14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

I, Don R. Kania, certify that:

1.               I have reviewed this amended annual report on Form 10-K/A of FEI Company; and

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 14, 2008

By:	/s/ DON R. KANIA
Don R. Kania
President and Chief Executive Officer